STOCK SALE & SETTLEMENT AGREEMENT

         1.       PARTIES.

                  A.       Kurt A. Underwood ("Plaintiff");

                  B.       JMW Capital Partners, Inc., an Oregon corporation

(now known as Aequitas Capital Management, Inc.), Christenson Group LLC, an

Oregon limited liability company, and Microfield Group, Inc., an Oregon corporation (collectively "JMW Defendants");

                  C.       Christenson Electric, Inc., an Oregon corporation,

Destination Capital, LLC, an Oregon limited liability company, Christenson

Velagio, Inc., an Oregon corporation, Robert J. Jesenik, Steven M. Wright,

Andrew S. Craig, Thomas A. Sidley, R. Patrick Hanlin, Michael Stansell, Brian A.

Oliver, and Brian N. Christopher (collectively "Christenson Defendants");

                  D.       Collectively herein, the JMW Defendants and the

Christenson Defendants shall sometimes be referred as the "Defendants."

         2.       REPRESENTATION BY PLAINTIFF. Plaintiff represents and warrants that he is the sole owner of (a) 119,050 shares of Series 2 preferred stock and

3,404,958 shares (203,008 of which are currently being held in escrow) of common stock in Microfield Group, Inc. ("Microfield Stock"), and (b) a warrant to purchase 16,667 shares of Microfield common stock ("Microfield Warrant").

Plaintiff further represents and warrants that the Microfield Stock and the

Microfield Warrant constitute all of Plaintiff's interests in Microfield Group,

Inc. Except for the 203,008 shares held in escrow, Plaintiff represents and warrants that at Closing that he will be the sole owner of all such shares

(subject to any stock splits that may have occurred on or before Closing) and that he is now, and then will be, free to transfer said Microfield Stock to the

JMW







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Defendants and that there is not now, and then will not be, any liens, security interests or other encumbrances on said Microfield Stock.

         3.       PURPOSE. The purpose of this Agreement is to provide for the sale of all of Plaintiff's Microfield Stock to the JMW Defendants and dismiss and release each party from any and all claims which Plaintiff and Defendants may have against each other as of May 10, 2005. Many of these claims are currently the subject of litigation pending in the Multnomah County Circuit

Court, Underwood v. Jesenik et al, Multnomah County Circuit Court Case No.

0403-02370.

         4.       PURCHASE OF STOCK BY JMW DEFENDANTS. The JMW Defendants

jointly and severally agree to purchase Plaintiff's Microfield Stock at Closing for the aggregate purchase price of $362,500.00. The purchase price shall be allocated as follows: $50,000 to the purchase of Plaintiff's preferred shares and the balance to the purchase of Plaintiff's common shares.

         5.       TRANSFER OF STOCK; CANCELLATION OF WARRANT. Plaintiff agrees to sell all of his Microfield Stock to the JMW Defendants and shall deliver all such shares, endorsed in blank, to the JMW Defendants at Closing (according to the share allocation instructions of the JMW Defendants), subject to the representations and warranties set out in Section 2 hereto. If any of such shares are still then in escrow, Plaintiff shall execute such documents provided by the JMW Defendants as are necessary to transfer such shares to the JMW

Defendants. In addition, Plaintiff agrees to terminate and cancel the Microfield

Warrant as of Closing. Plaintiff agrees not to exercise the Microfield Warrant prior to Closing.

         6.       RELEASE BY PLAINTIFF. Subject to the condition that all

Defendants have signed this Agreement by Closing and that the JMW Defendants pay the $362,500 provided for in Section 4 herein as a condition precedent,

Plaintiff hereby releases and acquits the Defendants,



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and each of them, and their respective officers, directors, shareholders,

agents, employees, successors, assigns, and attorneys from any and all claims,

demands, damages, costs, attorney fees, liability, claims for contribution,

claims for indemnity, and claims of any other kind or nature, whether known or unknown, existing on this date, including by way of illustration only, any claims for common law or securities fraud in connection with this Agreement,

fraud in the inducement of this Agreement, and the claims asserted in, or which could have been asserted in, the lawsuit captioned Underwood v. Jesenik et al,

Multnomah County Circuit Court Case No. 0403-02370 in which the undersigned are parties. This release does not include the joint and several obligation of the

JMW Defendants to pay Plaintiff the $362,500 required by this Agreement, but otherwise, in construing this release, the parties agree that the release shall have the broadest meaning possible and shall be construed to release all claims.

         7.       RELEASE BY DEFENDANTS. Subject to the condition that Plaintiff has signed this Agreement by Closing and delivered his Microfield Stock at

Closing to the JMW Defendants as described in Section 5 hereto as a condition precedent, the Defendants, and each of them, hereby release and acquit the

Plaintiff and his wife, children, agents, employees, successors, assigns, and attorneys from any and all claims, demands, damages, costs, attorney fees,

liability, claims for contribution, claims for indemnity, and claims of any other kind or nature, whether known or unknown, existing on this date, including by way of illustration only, any claims for common law or securities fraud in connection with this Agreement, fraud in the inducement of this Agreement, and the claims asserted in, or which could have been asserted in, the lawsuit captioned Underwood v. Jesenik et al, Multnomah County Circuit Court Case No.

0403-02370 in which the undersigned are parties. This release does not include the representation of Plaintiff as to the ownership of the Microfield Stock and the Microfield Warrant set out in Section 2 herein



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nor Plaintiff's obligation to transfer all of the Microfield Stock and cancel the Microfield Warrant, but otherwise, in construing this release, the parties agree that the release shall have the broadest meaning possible and shall be construed to release all claims.

         8.       DISMISSAL OF LITIGATION. The parties to this Agreement shall suspend further proceedings in the case of Underwood v. Jesenik et al, Multnomah

County Circuit Court Case No. 0403-02370 until August 1, 2005 and until the parties have delivered the funds and stock described herein. If such delivery occurs, then on August 2, 2005, the parties agree to dismiss with prejudice the parties' claims against each other in Underwood v. Jesenik et al, Multnomah

County Circuit Court Case No. 0403-02370. The parties will request that the order of dismissal make no reference to the fact of this settlement and simply state that the action is dismissed without costs or fees to any party.

         9.       CLOSING. Closing shall occur within 5 business days after

notice from the JMW Defendants to Plaintiff, but no later than August 1, 2005 at

1:00 pm, at the offices of Hoffman, Hart & Wagner LLP.

                  9.1      At Closing, the following shall be delivered to
Plaintiff:

                           (a)      One or more insurance company, attorney

trust account and/or cashier checks in the aggregate sum of $362,500.00, made payable to Kurt A. Underwood.

                           (b)      An executed assignment of the mark

"Broadband in Motion" to Plaintiff.

                           (c)      An executed stipulated order of the

dismissal of the case and claims set forth in Section 8 herein.










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                  9.2      At Closing, the following shall be delivered to the

JMW Defendants:

                           (a)      All of Plaintiff's Microfield Stock,

executed in blank, as described in Sections 2 and 5 herein, except, to the extent that any such shares continue to be held in escrow, Plaintiff shall deliver an executed copy of such document prepared by the JMW Defendants necessary to transfer such shares to the JMW Defendants.

                           (b)      An executed cancellation document, in form

satisfactory to Microfield Group, Inc., which cancels and terminates the

Microfield Warrant.

                           (c)      An executed stipulated order of the

dismissal of the case and claims set forth in Section 8 herein.

         10.      DUPLICATE ORIGINALS, FACSIMILE AND SIGNATURES. There shall be three duplicate originals of this Agreement. The parties may submit counterpart signature pages, incorporating such signature pages to form three, complete,

duplicate original documents. Facsimile transmission of any signed original document, and the retransmission of any signed facsimile transmission, shall be the same as delivery of the original signed document. At the request of any party, a party shall confirm documents with a facsimile transmitted signature by signing an original document.

         11.      INTERPRETATION AND ARBITRATION OF DISPUTES. In the event of any dispute regarding any term or aspect of this Agreement, interpretation and resolution of the dispute shall be determined in binding arbitration by an arbitrator appointed by the Presiding Judge of Multnomah County Oregon Circuit

Court. Any arbitration shall be conducted pursuant to the Oregon Uniform Trial

Court Rules, with the exception that all witnesses must appear in person and the arbitration shall be binding without right of appeal. The arbitration cost of any dispute shall be paid by the non-prevailing party to the arbitration as determined by the arbitrator.

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         12.      CONSTRUCTION OF THE AGREEMENT. This Agreement is, by

agreement, drafted by all of the parties and the subject of bona fide negotiations. No party shall be entitled to receive the benefits of any rule or doctrine construing ambiguities against the drafter because this Agreement has been drafted by each party. It is the specific intent of the parties to give the releases set forth in this Agreement the broadest possible construction, and any ambiguity shall be resolved in favor of a broad construction rather than a narrow construction.

         13.      CONFIDENTIALITY.

                  A.       The parties recognize the need to keep the terms of

this Agreement confidential and that serious, irrevocable harm could result if the terms of this Agreement became known or were disclosed. Therefore, the parties agree that, without the prior written consent of all the other parties to this Agreement, no party shall disclose the terms of this Agreement to any other person, except as specifically provided for in this Agreement. In the event of such disclosure, or a threat of such disclosure, the parties agree that the sole remedy shall be in a court of equity to obtain a decree of specific performance or an injunction or temporary restraining order.

                  B.       This confidentiality clause shall not prohibit the

parties from making disclosure as to the terms of this Agreement to their attorneys, accountants, or employees if disclosure to those persons is reasonably necessary for those persons to fulfill their duties to the parties.

In the event of such authorized disclosure, the parties shall inform such third persons of the requirement of this confidentiality clause and shall take all reasonable steps to insure that such third persons keep the terms of this

Agreement confidential. This confidentiality clause shall not prohibit the parties from making any necessary disclosure to any government authority to which the parties are required to report, including by way of illustration only,

the U. S.

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Securities & Exchange Commission. In the event that any party receives a subpoena or other instrument which purport to compel such party to reveal to a third party information covered by this confidentiality agreement, such party shall so notify the other parties in writing of such fact within a reasonable time before delivery of the information to such third party. This provision is intended to give the affected parties the opportunity to seek a prior determination by a court of the need to deliver such information to the third party.

         14.      CONTRACTUAL ACKNOWLEDGMENT. The parties declare and represent they fully understand the terms of the settlement and voluntarily agree to the aforesaid payment and settlement for the purpose of making a full compromise,

adjustment, and settlement of claims as more fully set forth herein.

         It is further understood and agreed this settlement is in compromise of doubtful and disputed claims and neither the stock purchase, the payment nor the release is to be construed as an admission of liability on the part of any party above-named by whom liability is expressly denied. This document contains the entire agreement between the parties, and the terms of this Agreement are contractual and not a mere recital.

         The undersigned further states he or it has carefully read the foregoing release and know the contents thereof, and he or it has signed the same as his or its own free act.

         If the undersigned is a corporation, it represents that it has full power and authority to enter into

this Agreement.

         15.      MISCELLANEOUS PROVISIONS.

                  15.1     Each party to Sections 4 and 5 hereof agrees to treat

this transaction as a sale and purchase of the Microfield Stock for federal and state income tax purposes.



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                  15.2     All parties to this Agreement shall execute any

documentation reasonably necessary to effectuate the terms of this Agreement within seven days of request by any party.

                  15.3     No amendment, change or modification of this

Agreement shall be valid, unless in writing and signed by all parties hereto.

                  15.4     This Agreement constitutes the entire agreement

between and among the parties, integrates all of the terms and conditions mentioned herein or incidental hereto, and supersedes all negotiations or previous agreements between the parties with respect to all or any part of the subject matter hereof.

                  15.5     Each party to this Agreement has been advised of the

necessity of retaining counsel and has had opportunity to obtain counsel before entering into this Agreement.

APPROVED AS TO FORM:

/s/ ROBERT J. MCGAUGHEY                     5-10-05
------------------------------------        ------------------------------------
Robert J. McGaughey                         Date
Attorney for Plaintiff


/s/ KEVIN ALEXANDER                         5-10-05
------------------------------------        ------------------------------------
Kevin Alexander                             Date
Attorney for Plaintiff


/s/ MARK H. WAGNER                          5-11-05
------------------------------------        ------------------------------------
Mark H. Wagner                              Date
Attorney for defendants Robert J. Jesenik, JMW Capital Partners, Inc., Destination Capital, LLC, Christenson Electric, Inc., Andrew S. Craig, Thomas A. Sidley, Brian A. Oliver, Brian N. Christopher and Christenson Group LLC.


/s/ GARY I. GRENLEY                         5-10-05
------------------------------------        ------------------------------------
Gary I. Grenley                             Date
Attorney for defendants Microfield Group, Inc., Steven M. Wright, Michael Stansell and Christenson Velagio, Inc.





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SIGNATURES:


/s/ KURT A. UNDERWOOD                       5-10-05
------------------------------------        ------------------------------------
Kurt A. Underwood                           Date


JMW CAPITAL PARTNERS, INC.
an Oregon corporation now known as Aequitas
Capital Management, Inc.


By:  /s/ ROBERT J. JESENIK                  5-10-05
   ---------------------------------        ------------------------------------
     Robert J. Jesenik, CEO                 Date


CHRISTENSON GROUP LLC
an Oregon limited liability company
By: Aequitas Capital Management, Inc., its Manager


By: /s/ ROBERT J. JESENIK                   5-10-05
   ---------------------------------        ------------------------------------
     Robert J. Jesenik, CEO                 Date


MICROFIELD GROUP, INC.
an Oregon corporation


By:                                         5-10-05
   ---------------------------------        ------------------------------------
Title:                                      Date
      ------------------------------


CHRISTENSON ELECTRIC, INC.
an Oregon corporation


By: /s/ ROBERT J. JESENIK                   5-10-05
   ---------------------------------        ------------------------------------
     Robert J. Jesenik, CEO                 Date













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DESTINATION CAPITAL, LLC
an Oregon limited liability company
By: Aequitas Capital Management, Inc., its Manager


By: /s/ ROBERT J. JESENIK                   5-10-05
   ---------------------------------        ------------------------------------
     Robert J. Jesenik, CEO                 Date


CHRISTENSON VELAGIO, INC.
an Oregon corporation


By: /s/ A. MARK WALTER                      5-10-05
   ---------------------------------        ------------------------------------
Title: President
      ------------------------------        ------------------------------------
                                            Date


/s/ ROBERT J. JESENIK                       5-10-05
------------------------------------        ------------------------------------
Robert J. Jesenik                           Date


/s/ STEVEN M. WRIGHT                        5-10-05
------------------------------------        ------------------------------------
Steven M. Wright                            Date


/s/ ANDREW S. CRAIG                         5-10-05
------------------------------------        ------------------------------------
Andrew S. Craig                             Date


/s/ THOMAS A. SIDLEY                        5-10-05
------------------------------------        ------------------------------------
Thomas A. Sidley                            Date


/s/ R. PATRICK HANLIN                       5-18-05
------------------------------------        ------------------------------------
R. Patrick Hanlin                           Date


/s/ MICHAEL STANSEL                         5-10-05
------------------------------------        ------------------------------------
Michael Stansel                             Date


/s/ BRIAN A. OLIVER                         5-10-05
------------------------------------        ------------------------------------
Brian A. Oliver                             Date




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/s/ BRIAN N. CHRISTOPHER                    5-11-05
------------------------------------        ------------------------------------
Brian N. Christopher                        Date























































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